UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 20, 2016

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2016, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) Board of Directors (the “Board”) approved the Pinnacle West 2017 CEO Annual Incentive Award Plan (the “PNW Plan”), which provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board, President and Chief Executive Officer of Arizona Public Service Company (“APS”).  On December 21, 2016, the Board, acting on the recommendation of the Committee, approved the APS 2017 Annual Incentive Award Plan (the “APS Plan”), which includes an incentive award opportunity for Mark A. Schiavoni, Executive Vice President and Chief Operating Officer, James R. Hatfield, Executive Vice President and Chief Financial Officer, David P. Falck, Executive Vice President and General Counsel and Randall K. Edington, Executive Vice President and Advisor to the Chief Executive Officer.

No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Mr. Brandt, or APS, with respect to Messrs. Schiavoni, Hatfield, Falck and Edington, each achieves a specified threshold earnings level.  The Committee will evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the PNW Plan and may make adjustments to reflect such impacts. Earnings impacts of actions of the Arizona Corporation Commission ("ACC") in the PNW Plan year are excluded.

  Mr. Brandt’s incentive award opportunity is based 62.5% on Pinnacle West’s 2017 earnings, and 37.5% on the achievement of performance goals established for all business units of APS. Mr. Brandt has an award opportunity of 50% of his base salary if the threshold earnings level is met. If Pinnacle West earnings exceed the threshold level, Mr. Brandt’s award opportunity increases proportionately by up to an additional 75% of his base salary. To the extent certain business unit performance goals are met, Mr. Brandt has a further award opportunity of up to 75% of base salary. The business unit performance indicators for Mr. Brandt are in the functional areas of customer service, transmission and distribution, fossil generation, corporate resources and performance of the Palo Verde Nuclear Generating Station. In no event may Mr. Brandt’s award exceed 200% of his base salary.

The award opportunities for Messrs. Schiavoni, Hatfield, Falck and Edington under the APS Plan are based on the achievement of specified 2017 APS earnings levels and specified business unit performance goals.  Mr. Schiavoni has a target award opportunity of up to 75% of his base salary, Mr. Hatfield has as a target award opportunity of up to 70% of his base salary and Messrs. Falck and Edington each have a target award opportunity of up to 65% of their base salaries.  Messrs. Schiavoni, Hatfield, Falck and Edington may earn less or more than the target amount, up to a maximum award opportunity of 150% of base salary for Mr. Schiavoni, 140% for Mr. Hatfield and 130% for Messrs. Falck and Edington, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance.  The business unit performance indicators that will be considered for Messrs. Schiavoni, Hatfield, Falck and Edington are derived from the APS critical areas of focus, as provided in its “Core” strategic framework, in the functional areas of employees, operational excellence, customer value and shareholder value.  The Committee may adjust targets under the APS Plan to reflect unanticipated events or unusual or nonrecurring adjustments to earnings that arise in the APS Plan year, including ACC rate-related impacts.

Any awards for Messrs. Brandt, Schiavoni, Hatfield, Falck and Edington will be subject to potential forfeiture or recovery to the extent called for by the Company’s clawback policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 27, 2016	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 27, 2016	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer